As filed with the Securities and Exchange Commission on November 17, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

under

the Securities Act of 1933

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware		54-18652710
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania 19004 (610) 660-7817 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

William V. Carey Chief Executive Officer Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania 19004 (610) 660–7817	Frank R. Adams Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	5,074,258	$27.39	$138,983,927	$14,871.28

(1)	All of the shares of common stock offered hereby are being sold for the account of selling stockholders. This Registration Statement also covers any additional shares that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction in accordance with Rule 416(a) under the Securities Act of 1933.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, and based on the average of the high and low prices of the common stock as reported on The Nasdaq Global Select Market on November 10, 2006.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to completion, dated November 17, 2006)

PROSPECTUS

5,074,258 Shares

Central European Distribution Corporation

Common Stock

This prospectus covers 5,074,258 shares of our common stock that may be sold from time to time by the selling stockholders identified in this prospectus for their own accounts. We will not receive any proceeds from the sale of these shares.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “CEDC.” On November 16, the last reported sale price of our common stock on the Nasdaq Global Select Market was $27.66 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITLED “ RISK FACTORS” CONTAINED IN THIS PROSPECTUS AND RISK FACTORS IDENTIFIED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, OUR MOST RECENT QUARTERLY REPORT ON FORM 10-Q AND OTHER REPORTS WE MAY FILE UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AS WELL AS ANY AMENDMENTS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND WHICH ARE INCORPORATED HEREIN BY REFERENCE IN THEIR ENTIRETY.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may sell their shares directly to investors, through agents designated from time to time or through underwriters or dealers. For additional information or the methods of sale, you should refer to the section entitled “Plan of Distribution.”

This prospectus is dated                     , 2006

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the selling stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have subsequently changed.

THE COMPANY

We are the largest vodka producer by value and volume in Poland, and one of the largest producers of vodka in the world. We own approximately 66% of Polmos Białystok S.A., which we refer to as Polmos Białystok, and on October 16, 2006 we announced a tender offer for all shares of Polmos Białystok stock that we do not already own, which will allow us to undertake steps leading to the delisting of Polmos Białystok from the Warsaw Stock Exchange. We also own 100% of Bols Sp. z o.o., which we refer to as Bols. We produce and sell approximately eight and a half million nine-liter cases of vodka per year in the four main vodka segments in Poland: top premium, premium, mainstream and economy. In the Bols distillery, we produce the Bols and Soplica vodka brands among other spirit brands. Bols Vodka is the number one selling premium vodka produced in Poland. Soplica has consistently been one of the top ten selling vodkas sold in Poland in the mainstream segment and increased its market share, based on volume, from 3.0% to 4.4% for the period from September 2005 to September 2006, representing 65% growth and making it one of the fastest growing vodka brands in Poland. Polmos Białystok has the number one selling vodka in Poland (regardless of the price category), Absolwent, which has been number one for the last six years. In addition to Absolwent, Polmos Białystok also produces Zubrówka. The Zubrówka brand is also exported from Poland, mainly to Europe and Japan.

We are the largest distributor for many local and international suppliers of alcoholic beverages in Poland. In addition, we import, distribute and market a selection of products from international suppliers on an exclusive basis in Poland and Hungary. We operate the largest nationwide next-day alcoholic beverage delivery service with 16 distribution centers and 76 satellite branches located throughout Poland. We distribute over 700 brands of alcoholic beverages consisting of a wide range of alcoholic products, including spirits, wine and beer, as well as non-alcoholic beverages.

In addition, we are a leading importer of alcoholic beverages in Poland. We have exclusive rights to import approximately 90 brands of spirits, wine and beer into Poland. We also provide marketing support to the suppliers who have entrusted us with their brands. In 2005, we added a number of exclusive import brands, including the following brands from Remy Cointreau Group: Metaxa Brandy, Remy Martin Cognac, St. Remy Brandy, Galliano Liqueurs, Passoa Liqueur, Bols Liqueurs, and Piper Heidsieck Champagne. Also in 2005, we began importing E&J Gallo wines, Jim Beam Bourbon, Sauza Tequila and Teachers Whisky. We also import our own private label alcohol products such as William’s Whisky, and wine under numerous labels. Our exclusive import portfolio, on a comparable basis, grew in 2005 by 21%, based on sales value over our 2004 results. We have worked diligently to create brand awareness and sales for our exclusive import products. As a result of this, our import portfolio has the number one selling mainstream imported wine in Poland, Carlo Rossi, and the number one selling varietal wine, Sutter Home. In addition, each of the following products that we import on an exclusive basis is the number one seller in Poland in its respective product category: Jim Beam Bourbon, Sierra Tequila, Metaxa Brandy, and the range of Bols Liqueurs.

Our extensive import portfolio includes one of the top imported wine portfolios in Poland. The combination of having must have imported wines and the most popular spirits brands, some of which we import and others that we distribute for multinational drinks companies, gives us a powerful presence in the on-trade, as our clients look to us for a complete portfolio.

In July 2006 we acquired Bols Hungary Kft, a leading alcohol importer and distributor in Hungary, as well as the Royal Vodka trademark, which is the best selling vodka in Hungary and is produced at our Bols subsidiary. Following this acquisition we will continue to look for expansion opportunities within Central and Eastern Europe. On September 26, 2006, we acquired from Lucas Bols B.V., a perpetual, exclusive, royalty-free and sublicensable license to use the Bols Vodka trademark in relation to marketing and sale of our products in Hungary.

Corporate Information

Our principal executive offices are located in Warsaw, Poland at 02-690 Warszawa, ul. Bokserska 66 and our telephone number in Poland is (+48 22) 375 18 00. Our executive offices in the U.S. are located at Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004 and our telephone number at those offices is (610) 660-7817. Our Internet site address is http://www.cedc.com.pl. None of the information posted to our web site is incorporated by reference into this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before purchasing any shares of our common stock, you should carefully consider the specific risk factors identified in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q filed with the SEC and other reports we may file with the SEC pursuant to the Securities Exchange Act of 1934, as amended, as well as any amendments thereto, each of which is incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus or the applicable prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this process, the selling stockholders listed in the selling stockholder table included in this prospectus may from time to time, offer and sell in one or more offerings up to an aggregate of 5,074,258 shares of our common stock. This prospectus provides you with a general description of our common stock. At the time a particular offering of the shares of common stock is made, if required, a prospectus supplement containing specific information about the terms of that offering will be distributed. A prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” in both this prospectus and any applicable prospectus supplement.

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

Whenever we refer to “we,” “our” or “us” in this prospectus, we mean Central European Distribution Corporation and its subsidiaries taken as a whole. When we refer to “you” or “yours,” we mean the holders or prospective purchasers of our shares of common stock.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference into this prospectus contain forward-looking statements, which provide our current expectations or forecasts of future events. These forward-looking statements may be identified by the use of forward-looking terminology, including the terms “aim”, “continue”, “could”, “forecast”, “guidance”, “plan”, “potential”, “predict”, “project”, “believes,” “estimates,” “anticipates,” “expects,” “intends,” “may,” “will” or “should” or, in each case, their negative, or other variations or comparable terminology, but the absence of these words does not necessarily mean that a statement is not forward-looking. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and the documents incorporated by reference into this prospectus and include, without limitation:

•	information concerning possible or assumed future results of operations, trends in financial results and business plans, including those relating to earnings growth and revenue growth, liquidity, prospects and strategies;

•	statements about the level of our costs and operating expenses relative to our revenues, and about the expected composition of our revenues;

•	statements about the integration of our acquisitions;

•	information about the effect of Polish regulations on our businesses;

•	other statements about our plans, objectives, expectations and intentions; and

•	other statements that are not historical facts.

By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity and the development of the industry in which we operate, may differ materially from those anticipated in or suggested by the forward-looking statements contained in this prospectus or documents incorporated by reference in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus or the documents incorporated by reference in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. Important factors that could cause those differences include, but are not limited to:

•	our ability to respond to competitive pressures;

•	risks related to economic conditions and shifts in consumer preferences;

•	our ability to retain key management personnel;

•	changes in the prices of our products and raw materials;

•	risks related to exchange rate movements;

•	risks related to anti-monopoly and other government regulation of our business;

•	the possible adverse impact of our substantial leverage and our ability to meet significant debt service obligations; and

•	our compliance with restrictive debt covenants.

We urge you to read and carefully consider our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q filed with the SEC and other reports we may file with the SEC pursuant to the Securities Exchange Act of 1934, as amended, each of which is incorporated by reference in this prospectus, for a more complete discussion of the factors that could affect our future performance and the industry in which we operate. In light of these risks, uncertainties and assumptions, the forward-looking events described in this prospectus or documents incorporated by reference in this prospectus may not occur or may not occur as contemplated.

You should not place undue reliance on these forward-looking statements because they reflect our judgment only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of such documents. We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements referred to above and contained elsewhere in this prospectus or in documents incorporated by reference.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling stockholders of the shares of common stock they may offer through this prospectus.

SELLING STOCKHOLDERS

The 5,074,258 shares of common stock being offered hereby were acquired by the selling stockholders identified in the table below from us under the terms of the purchase agreement by and among us, Takirra Investment Corporation N.V., Rémy Cointreau S.A. and Botapol Management B.V. Pursuant to the terms of that purchase agreement, on August 17, 2005, we acquired 100% of the outstanding capital stock of Botapol Holding B.V., the parent company of Bols Sp. z o.o. and Hillcroft Limited Sp. z o.o.

In connection with the acquisition, we granted each of Botapol Management B.V. and Takirra Investment Corporation N.V. the right to designate one member to our board of directors and to maintain such board membership at subsequent elections for as long as each of them owns at least 50% of the original number of shares of our common stock issued to them in connection with the acquisition. On August 17, 2005, Ms. Dominique Hériard Dubreuil and Mr. Markus Sieger were appointed to our board of directors in accordance with this agreement.

The selling stockholders have agreed not to sell at any time shares of our common stock to any of our competitors or to any person who, after such transfer, would beneficially own, individually or as part of a group, more than three per cent of our total outstanding shares of common stock without our prior written consent.

In connection with the acquisition, we entered into a perpetual, exclusive, royalty-free, assignable and sub-licensable trademark license agreement with an affiliate of Rémy Cointreau S.A. that granted us a license to use various Bols trademarks in Poland and Russia and rights to use “Bols” as a corporate name for the company that manufactures, markets and distributes Bols vodka. We also entered into an agreement to distribute various Rémy Cointreau group products in Poland.

In July 2006, we acquired Bols Hungary Kft, a leading alcohol importer and distributor in Hungary, as well as the Royal Vodka trademark, from an affiliate of Rémy Cointreau S.A.

Selling Stockholder Name	Total Number of Shares of Common Stock Beneficially Owned prior to the Offering	Number of Shares to be Offered for the Account of the Selling Stockholder	Total Number of Shares of Common Stock to be Beneficially Owned after the Offering(3)	Percentage of Common Stock to be Beneficially Owned after the Offering(3)
Botapol Management B.V. (1)	2,537,129	2,537,129	0	0
Takirra Investment Corporation N.V. (2)	2,537,129	2,537,129	0	0

(1)	Botapol Management B.V., a company incorporated in the Netherlands, is the record holder of the shares and is an indirect, wholly-owned subsidiary of Rémy Cointreau S.A. Rémy Cointreau S.A. disclaims beneficial ownership of such shares under Rule 13d-4.

(2)	Takirra Investment Corporation N.V. is a company incorporated in the Netherlands Antilles.

(3)	Assumes the sale of all of the shares offered and no other purchases or sales of common stock.

PLAN OF DISTRIBUTION

We are registering the shares of common stock owned by the selling stockholders to permit the resale of these shares of common stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker–dealers or agents. If the shares of common stock are sold through underwriters or broker–dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve block transactions, in any one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over–the–counter market;

•	in transactions otherwise than on these exchanges or systems or in the over–the–counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker–dealer solicits purchasers;

•	block trades in which the broker–dealer would attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker–dealer as principal and resale by the broker–dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the settlement of short sales;

•	pursuant to Rule 144 under the 1933 Act;

•	broker–dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker–dealers or agents, such underwriters, broker–dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker–dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker–dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out such short positions. The selling stockholders may also loan or pledge shares of common stock to broker–dealers that in turn may sell such shares.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock and may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the 1933 Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest would be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker–dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the 1933 Act, and any commission paid, or any discounts or concessions allowed to, any such broker–dealer may be deemed to be underwriting commissions or discounts under the 1933 Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker–dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker–dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution would be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market–making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market–making activities with respect to the shares of common stock.

The selling stockholders will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, registration, qualification, filing, printing, messenger and delivery fees and expenses and all reasonable fees and disbursements of legal counsel, accountants and other advisors and all underwriting or brokerage discounts, commissions, fees and expenses, if any. We have agreed that we will indemnify the selling stockholders and any underwriter for the selling stockholders against certain liabilities, including some liabilities under the 1933 Act, in accordance with the registration rights agreement, or the selling stockholders and any such underwriter will be entitled to contribution. The selling stockholders have agreed they will indemnify us and any underwriter participating in the offering or sale of shares of common stock by the selling stockholders against certain liabilities, including liabilities under the 1933 Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the registration rights agreement, or we and any such underwriter will be entitled to contribution.

INCORPORATION OF DOCUMENTS BY REFERENCE

We “incorporate by reference” into this prospectus the information we file with the SEC. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. Any portions of documents we file with the SEC that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934 are not incorporated by reference in this prospectus. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is modified or superseded by information contained in any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus (which will exclude information in such documents that is “furnished” but not “filed”). Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC is incorporated or deemed to be incorporated by reference herein (which will exclude information in such documents that is “furnished” but not “filed”) and modifies or supersedes that statement. We are incorporating by reference the documents listed below (excluding information in such documents that is not deemed to be filed) and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (excluding information in such documents that is not deemed to be filed) after the initial filing of the registration statement that contains this prospectus and prior to the termination of the offering of common stock made hereby, including any reports that we file after the initial filing date of the registration statement and before the registration statement becomes effective:

Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 14, 2006 (File No. 000-24341)

Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed on May 10, 2006 (File No. 000-24341)

Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 filed on August 8, 2006 (File No. 000-24341)

Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed on November 8, 2006 (File No. 000-24341)

Current Reports on Form 8-K/A filed on October 17, 2005 (File No. 000-24341)

Current Report on Form 8-K filed on May 3, 2006 (File No. 000-24341)

Current Report on Form 8-K filed on May 26, 2006 (File No. 000-24341)

Current Report on Form 8-K filed on June 16, 2006 (File No. 000-24341)

Current Report on Form 8-K filed on June 27, 2006 (File No. 000-24341)

Current Report on Form 8-K filed on August 22, 2006 (File No. 000-24341)

Current Report on Form 8-K filed on September 28, 2006 (File No. 000-24341)

The description of our common stock contained in our registration statement on Form 8-A under the Exchange Act of 1934 as filed on May 21, 1998, including any amendment or report filed for the purpose of updating such description (File No. 000-24341).

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by calling our Corporate Secretary at (610) 660-7817 or writing to us at the following address:

Central European Distribution Corporation
Attention: Corporate Secretary
Two Bala Plaza, Suite 300
Bala Cynwyd, Pennsylvania 19004

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC in accordance with the Securities Exchange Act of 1934. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We file materials electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov. Our Internet site address is http://www.cedc.com.pl. None of the information posted to our web site is incorporated by reference into this prospectus.

LEGAL OPINIONS

Dewey Ballantine LLP, New York, New York will pass upon the validity of the common stock offered under this prospectus.

EXPERTS

Our consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10–K for the fiscal year ended December 31, 2005, have been so incorporated in reliance on the report of PricewaterhouseCoopers Sp. z o.o., an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

The audited historical financial statements of Botapol Holding B.V. and the audited historical financial statements of Przedsiebiorstwo “Polmos” Białystok S.A. included in the Current Reports on Form 8-K/A of Central European Distribution Corporation dated October 17, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers Sp. z o. o., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid, other than underwriting discounts and commissions, in connection with the sale of the common stock being registered hereby. All amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$14,871.28
Legal Fees and Expenses	10,000.00
Accounting Fees and Expenses	5,000.00
Printing and Engraving Expenses	5,000.00
Miscellaneous	5,000.00
Total	$39,871.28

The selling stockholders have agreed to pay, or reimburse us, for all costs and expenses to be paid, including any underwriting discounts and commissions, in connection with the sale of the common stock being registered hereby.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, generally, that a corporation may indemnify any person made a party to any action, suit or proceeding by reason of the fact that the person is or was a director or officer of the corporation. Other than in the case of an action by or in right of the corporation, the corporation may indemnify the director or officer against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. In the case of an action or suit by or in right of the corporation, the corporation may indemnify the director or officer against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action or suit. In either case, the director or officer must have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify any person in connection with an action or suit by or in right of the corporation for matters as to which such person is adjudged to be liable to the corporation, unless a court determines that, despite such adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in the prior paragraph or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

To the maximum extent permitted by law, our bylaws provide for mandatory indemnification of our directors and officers against any expense, liability and loss to which they may become subject, or which they may incur as a result of being or having been a director or officer our company. In addition, we must advance or reimburse directors and officers for expenses incurred by them in connection with indemnifiable claims. We also maintain directors’ and officers’ liability insurance.

Section 102(b)(7) of the DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care. Although Section 102(b)(7) does not change the directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of directors to us or our stockholders to the fullest extent permitted by Section 102(b)(7). Specifically, our directors are not personally liable for monetary damages to us or our stockholders for breach of the director’s fiduciary duty as a director, except for liability: (a) for any breach of the director’s duty of loyalty to us or our stockholders; (b) for acts or omissions in bad faith or that involve intentional misconduct or a knowing violation of law; (c) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or (d) for any transaction from which the director derived an improper personal benefit.

Item 16.	Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No	Description
*1.1	Underwriting Agreements

4.1	Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the registrant’s Registration Statement on Form SB–2 filed on December 17, 1997 (File No. 333–42387))

4.2	Certificate of Amendment of Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the registrant’s Quarterly Report on Form 10–Q filed on May 10, 2004 (File No. 000-24341))

4.3	Certificate of Amendment of Certificate of Incorporation (incorporated by reference from Exhibit 99.2 to the registrant’s Current Report on Form 8-K filed on May 3, 2006 (File No. 000-24341))

4.4	Amended and Restated Bylaws (incorporated by reference from Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on May 3, 2006 (File No. 000-24341))

4.5	Specimen certificate of common stock of the Company (incorporated by reference from Exhibit 4.1 to the registrant’s Registration Statement on Form SB–2 filed on December 17, 1997 (File No. 333–42387))

*5.1	Opinion of Dewey Ballantine LLP

*23.1	Consent of Dewey Ballantine LLP (included as part of Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers Sp. z o.o.

24.1	Power of Attorney (included with signature pages)

*	To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Warsaw, Poland, on November 17, 2006.

Central European Distribution Corporation

By	/s/ William V. Carey
Name: William V. Carey
Title: Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Central European Distribution Corporation, do hereby constitute and appoint William V. Carey and Chris Biedermann and each and either of them, our true and lawful attorneys–in–fact and agents, with full power of substitution and resubstitution, to do any and all acts and things in our names and our behalf in our capacities as directors and officers and to execute any and all instruments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post–effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on November 17, 2006.

Signature	Title

/s/ William V. Carey William V. Carey	Chairman of the Board, President and Chief Executive Officer (principal executive officer)

/s/ Christopher Biedermann Christopher Biedermann	Vice President and Chief Financial Officer (principal financial and accounting officer)

/s/ David Bailey David Bailey	Director

/s/ Dominique Hériard Dubreuil Dominique Hériard Dubreuil	Director

/s/ N. Scott Fine N. Scott Fine	Director

/s/ Tony Housh Tony Housh	Director

/s/ Robert P. Koch Robert P. Koch	Director

/s/ Jan W. Laskowski Jan W. Laskowski	Director

/s/ Markus Sieger Markus Sieger	Director

EXHIBIT INDEX

Exhibit No	Description
*1.1	Underwriting Agreements

4.1	Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the registrant’s Registration Statement on Form SB–2 filed on December 17, 1997 (File No. 333–42387))

4.2	Certificate of Amendment of Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the registrant’s Quarterly Report on Form 10–Q filed on May 10, 2004 (File No. 000-24341))

4.3	Certificate of Amendment of Certificate of Incorporation (incorporated by reference from Exhibit 99.2 to the registrant’s Current Report on Form 8-K filed on May 3, 2006 (File No. 000-24341))

4.4	Amended and Restated Bylaws (incorporated by reference from Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on May 3, 2006 (File No. 000-24341))

4.5	Specimen certificate of common stock of the Company (incorporated by reference from Exhibit 4.1 to the registrant’s Registration Statement on Form SB–2 filed on December 17, 1997 (File No. 333–42387))

*5.1	Opinion of Dewey Ballantine LLP

*23.1	Consent of Dewey Ballantine LLP (included as part of Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers Sp. z o.o.

24.1	Power of Attorney (included with signature pages)

*	To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated herein by reference.